Speakers:
Donald E. Morel, Jr.
Chairman and Chief Executive Officer
William J. Federici
Vice President and Chief Financial Officer

All trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., unless noted otherwise.

West Pharmaceutical Services, Inc.

First-Quarter 2012 Analyst Conference Call

9 a.m. Eastern Time, April 26, 2012
A webcast of today’s call can be accessed in the
“Investors” section of the Company’s web site
www.westpharma.com
To participate please dial:
U.S. toll-free (800) 901-5217 (U.S.) or
International (617) 786-2964
The passcode is 24965800.
A replay will be available on the web site two hours
after the live call and through May 3, 2012. To access
the replay by telephone please dial:
U.S. toll-free (888) 286-8010 or
International (617) 801-6888
The passcode is 40854349 .
These presentation materials are intended to accompany today’s press release announcing the Company’s results for the quarter and management’s discussion of those results during today’s conference call.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
This presentation and any accompanying management commentary contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about expected financial results for 2012 and future years.
Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates. We caution investors that the risk factors listed under “Cautionary Statement” in today’s press release, as well as those set forth under the caption "Risk Factors" in our most recent Annual Report on
Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors. Except as required by law or regulation, we undertake no obligation to publicly update any forward-
looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
Certain financial measures included in today’s press release and accompanying tables, in these presentation materials, and which may be referred to in management’s discussion of the Company’s results and outlook, are
Non-GAAP (Generally Accepted Accounting Principles) financial measures. Please refer to the “Notes to Non-
GAAP Financial Measures” at the end of these materials for more information. Non-GAAP financial measures should not be considered in isolation or as an alternative to such measures determined in accordance with
GAAP.

First Quarter 2012 Operations
• Sales Grew 7.1% (9.1% at constant currency)
 – Pharmaceutical Packaging Systems up 9.2% (11.6% at constant currency)
 • High-value products grew 14.4% at constant currency
 • In part due to new customers’ product launches, increasing inventory requirements
 – Pharmaceutical Delivery Systems up 0.3% (1.3% at constant currency)
 • Proprietary products higher as a group, CZ lower
 • Contract Manufacturing lower, primarily consumer goods
• Gross Profit Margin is 31.9%, 2.1 percentage points higher
 – PPS high-value product growth, pricing and volume
 – PDS growth in proprietary and contract healthcare
• R&D spending increases: Maintained focus on quality initiative, Daikyo
 Crystal Zenith (“CZ”) and SmartDose™
• SG&A spending lower relative to sales
• Operating leverage yields sharpely higher Adjusted Diluted EPS
 Note: Crystal Zenith® is a registered trademark of Daikyo Seiko, Ltd.

Expansion and Product Development Update
• Asian Expansions
 – China
 – India
• NovaPure™ launched at April 2012 trade event
• Daikyo Crystal Zenith® products update
• Large-volume parenteral delivery: SmartDose™ and CZ
• New applications for safety and administration products
 – Customer new product launch
INVESTOR DAY: New York, NY May 23, 2012

Summary Results
$ millions, except per-share data
(1) These are Non-GAAP measurements. See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial
 Measures” (Slides 13-15), “Cautionary Statement” (Slide 2) and see the “Restructuring and Other Items” section and “Supplemental Information and Notes to Non-GAAP Financial Measures” in today’s press release for an explanation and reconciliation of these items.
	Three Months Ended March 31,
	2012	2011

Net Sales	$ 316.3	$ 295.4
Gross Profit	101.1	88.0
Reported Operating Profit	41.7	28.8
Adjusted Operating Profit (1)	42.3	30.7
Reported Diluted EPS	$ 0.81	$ 0.56
Adjusted Diluted EPS(1)	$ 0.83	$ 0.60

Delivering Innovative Solutions

Change in Consolidated Sales
First-Quarter 2011 to 2012
($ millions)

$295.4
$19.4
$7.5
($6.0)
$316.3
2011 Sales
Volume & Mix
Price
Currency
2012 Sales

West

Delivering Innovative Solutions

Change in Consolidated Gross Profit Margin %
First-Quarter 2011 to 2012

29.8%
2.4%
1.7%
(1.2%)
(0.8%)
31.9%
2011
Volume & Mix
Sales Price
Raw Materials
Other Costs
2012

West

Delivering Innovative Solutions

Change in First-Quarter SG&A Costs 2011 to 2012

($ millions)

$50.6
$0.5
$0.5
$0.2
$0.1
$0.5
$0.1
$51.3
2011
US Pension
Compensation
Outside Services
All Other
Currency
Stock Comp
2012

Cash Flow Metrics
($ millions)
	Quarter Ended March 31,
	2012	2011
Depreciation and amortization	$18.6	$19.5
Operating cash flow	$13.8	$9.5
Capital expenditures	$32.4	$19.4

Summary Balance Sheet Information
($ millions)
	As of
	March 31, 2012	December 31, 2011
Cash and cash equivalents	$100.2	$91.8

Debt	$381.4	$349.4
Equity	$694.7	$654.9
Net debt to total invested capital†	28.8%	28.2%

Working capital	$200.4	$228.8
† Net Debt and Total Invested Capital are Non-GAAP measures. Net Debt is determined by reducing total debt by the amount of cash and cash equivalents. Total Invested Capital is the sum of Net Debt and Equity.

2012 Full-year Financial Guidance
($ millions, except EPS)	Estimated 2012 Revenue(1)	Estimated Gross Profit %(1)
Pharmaceutical Packaging Systems Segment	$905 - $925	33.6%

Pharmaceutical Delivery Systems Segment	$345 - $355	19.9%

Consolidated	$1,250 - $1,280	29.8%
	2012 Adjusted Diluted EPS(1)(2) Estimate
	$2.50 - $2.67
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.33 for the remainder of 2012. Actual results will vary as a result of variability of exchange rates, among other items.
(2) See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures”(Slides 13 - 15),“Cautionary
 Statement” (Slide 2) and today’s press release for an explanation and reconciliation of these items.

Selected Factors That Impact Margin % in 2012(3)
Improving sales mix:  Profit expectations include the favorable impact of sales of more profitable products, including high-value pharmaceutical packaging components and proprietary pharmaceutical delivery devices and systems, growing faster than lower-margin items, which include standard pharmaceutical packaging, disposable medical device components and contract-manufactured items.
Increased sales prices: Our selling prices are increasing more rapidly than they have in recent years, primarily as a result of rising costs in recent quarters. Increases impact list prices and formulated contract-price escalators, and profit expectations for
2012 are dependent upon realizing the expected increases.
Rising raw-material costs: If costs continue to rise, margins will narrow as a result of a typical delay between market-driven input cost increases and our ability to pass on costs through higher prices to customers.
Lean savings and production efficiencies: Profit expectations are dependent on anticipated improvements in manufacturing efficiency as a result of:
 – “Lean Manufacturing” programs, which focus on process efficiency
 – Increased manufacturing efficiency as a result economies of scale associated with sales growth
(3) See “Cautionary Statement” on slide 2. This is not an exclusive list of risks associated with forward looking statements included here or made in the presentation.

Non-GAAP Financial Measures(1)
Three Months Ended March 31, 2012 and 2011
(in millions, except per share data)
(1) See “Notes to Non-GAAP Financial Measures” (Slides 14-15), “Cautionary Statement” (Slide 2) and see the “Restructuring and Other Items”
 section and “Supplemental Information and Notes to Non-GAAP Financial Measures” in today’s press release for an explanation and reconciliation of these items.
	As Reported March 31, 2012	Restructuring and related charges	Acquisition- related contingencies	Discrete tax items	Non-GAAP March 31, 2012
Operating profit	$41.7	$0.4	$0.2	$-	$42.3
Interest expense, net	3.9	-	-	-	3.9
Income before income taxes	37.8	0.4	0.2	-	38.4
Income tax expense	9.8	0.1	0.1	(0.3)	9.7
Equity in net income of affiliated companies	1.2	-	-	-	1.2
Net income	$29.2	$0.3	$0.1	$0.3	$29.9

Net income per diluted share	$0.81	$0.01	$-	$0.01	$0.83
	As Reported March 31, 2011	Restructuring and related charges	Discrete tax items	Non-GAAP March 31, 2011
Operating profit	$28.8	$1.9	$-	$30.7
Interest expense, net	4.5	-	-	4.5
Income before income taxes	24.3	1.9	-	26.2
Income tax expense	6.1	0.6	(0.2)	6.5
Equity in net income of affiliated companies	1.4	-	-	1.4
Net income	$19.6	$1.3	$0.2	$21.1

Net income per diluted share	$0.56	$0.04	$-	$0.60

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
These slides use non-GAAP financial measures. West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain business trends relating to West’s financial condition, results of operations and the Company’s overall performance. Our executive management team uses adjusted operating profit and adjusted diluted EPS to evaluate the performance of the Company in terms of profitability and to compare operating results to prior periods. Adjusted operating profit is also used to evaluate changes in the operating results of each segment and to allocate resources to our segments. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded from the non-GAAP financial measures. In order to compensate for these limitations, our executive management presents its non-GAAP financial measures in connection with its GAAP results. We urge investors and potential investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, and not rely on any single financial measure to evaluate the
Company’s business.
In calculating adjusted operating profit and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. Reconciliations of these adjusted non-GAAP measures to the comparable GAAP financial measures are included in the preceding (current and prior-year periods) and succeeding (2012
Guidance) slides.
The following is a description of the items excluded from adjusted operating profit and adjusted diluted EPS:
(continued on following slide)
Restructuring and related charges: During the three months ended March 31, 2012, we incurred restructuring and related charges of $0.4 million associated with the restructuring plan announced in December 2010. Charges associated with the plan for the three months ended March 31, 2012 were primarily facility closure costs associated with the 2011 closure of a plant in the United States and a reduction of operations at a manufacturing facility in England

Delivering Innovative Solutions

During the three months ended March 31, 2011, we incurred restructuring and related charges of $1.9 million associated with the restructuring plan announced in December 2010. Charges associated with the plan for the three months ended March 31, 2011 were primarily for employee severance and benefits.

Acquisition-related contingencies: During the three months ended March 31, 2012, we increased the liability for contingent consideration related to our 2010 acquisition of technology used in our SmartDose™ electronic patch injector system by $0.2 million.

Discrete tax items: During the three months ended March 31, 2012, we recorded a discrete tax charge of $0.3 million, primarily due to the reduction of deferred tax assets associated with the legal restructuring of the ownership of our Puerto Rico operations.
During the three months ended March 31, 2011, we recorded a discrete tax charge of $0.2 million, resulting from the impact of changes in tax laws in certain foreign tax jurisdictions on our deferred tax balances.

The reconciliation of Adjusted Diluted EPS Guidance to reported earnings per share guidance for 2012 is as follows:

	Full Year 2012 Guidance± Diluted Earnings Per Share
Adjusted guidance	$2.50 to $2.67
Restructuring, net of tax	(0.05) to (0.03)
Acquisition-related contingency	(0.03) to (0.01)
Discrete tax item	(0.01)
Reported guidance	$2.41 to $2.62

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.